EXHIBIT 99.1

 FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION TO ANNOUNCE SECOND QUARTER FISCAL YEAR 2012 FINANCIAL RESULTS ON FEBRUARY 10, 2012

PASADENA, CA – January 31, 2012 - General Finance Corporation (NASDAQ: GFN), a holding company that acquires, operates and enhances value for businesses in the mobile storage container and modular space industries, will announce its financial results for the second quarter ended December 31, 2011 of fiscal year 2012, before the U.S. market opens on Friday, February 10, 2012.

Management will host a conference call on the same day at 7:00 a.m. PST (10:00 a.m. EST) to discuss the Company’s operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 45033721.  Additionally, interested parties can listen to a live webcast of the call in the “Investor Relations” section of the Company’s website at http://www.generalfinance.com.

A replay of the conference call may be accessed through February 17, 2012 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 45033721.

After the replay has expired, interested parties can listen to the conference call via webcast in the “Investor Relations” section of the Company’s website at http://www.generalfinance.com.

About General Finance Corporation

General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a holding company headquartered in Pasadena, California that acquires, operates and enhances value for businesses in the mobile storage container and modular space (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s two principal subsidiaries are majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand, and wholly-owned Pac-Van, Inc. (www.pacvan.com), a prominent regional provider of portable storage and office containers, mobile offices, and modular buildings in the United States.  Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Investor/Media Contact

Larry Clark
Financial Profiles
310-478-2700 x29
# # #